UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 18, 2006
Advanced Viral Research Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-18293	59-2646820

(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

200 Corporate Boulevard South, Yonkers, New York	10701

(Address of principal executive offices)	(Zip Code)
(914) 376-7383
(Registrants’ telephone number, including area code)
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
On January 18, 2006, Dr. Elma S. Hawkins, the President, Chief Executive Officer, and a member of the Board of Directors of Advanced Viral Research Corp. (“AVRC”), provided written notice to the Board of Directors of AVRC that she would not renew her employment agreement with AVRC beyond February 18, 2006 and that she resigned as an officer and director of AVRC effective February 18, 2006. Dr. Hawkins is currently employed by AVRC pursuant to an employment agreement dated February 18, 2004.
The full text of Dr. Hawkins’ employment agreement is filed as Exhibit 10.81 to AVRC’s Registration Statement on Form S-1, File No. 333-112296 declared effective by the Securities and Exchange Commission on February 17, 2004 and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On January 18, 2006, Dr. Hawkins informed the Board of Directors that she resigned from her position as the Chief Executive Officer and President and as a member of the Board of Directors of AVRC, effective February 18, 2006.
AVRC appointed Eli Wilner, AVRC’s Secretary and Chairman of the Board of Directors as Interim Chief Executive Officer of AVRC effective upon Dr. Hawkins’ resignation, to serve at the pleasure of the Board of Directors. Mr. Wilner is 49 years old and has been a member of the Board of Directors of AVRC since December 2001. He was named Chairman of the Board of Directors of AVRC in May 2002 and was President and Chief Executive Officer of AVRC from August 2003 to February 2004. Mr. Wilner is the founder and CEO of Eli Wilner & Company, a New York City art gallery established in 1983, and is also a leading frame dealer, restorer, collector and published author. Since 1990, Mr. Wilner has been a member of the Forum and Director’s Circle of the National Museum of American Art in Washington, D.C.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

99.1	Press Release of Advanced Viral Research Corp. dated January 18, 2006, “Advanced Viral Research Announces Resignation of Dr. Elma S. Hawkins”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2006	ADVANCED VIRAL RESEARCH CORP. (Registrant)
	By:	/s/ Elma Hawkins
Elma S. Hawkins, Ph.D.,
President and Chief Executive Officer

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